SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report  (Date of earliest event reported)        June 24, 2002


ESYNCH CORPORATION
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(Exact Name of Registrant as Specified in its Charter)


Delaware                               0-26790              87-0461856
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(State or Other Jurisdiction        (Commission           (IRS Employer
of Incorporation)                   File Number)        Identification No.)


3511 W. Sunflower Ave., Suite 250 Santa Ana, California        90035
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (714) 258-1900
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(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition of Assets

   Pursuant to an Escrow Agreement and Irrevocable Proxy (the "Agreement") effective as of June 24, 2002, between the Registrant and NACIO SYSTEMS, INC., a California corporation ("Nacio"), the Registrant purchased from Nacio all of the issued and outstanding shares of common stock of Nacio. Nacio is California based and provides high-reliability hosting, commercial-grade Internet connectivity and outsourcing solutions and support services for businesses that rely on the Internet for daily operations. On March 12, 2002, Nacio filed for voluntary Chapter 11 bankruptcy in the United State Bankruptcy Court, Northern District of California, Santa Rosa Division (the "Court"), Chapter 11 Case No. 02-10596. The transaction will be consummated upon completion of Nacio's plan of reorganization. The Registrant intends to continue in this line of business. The Registrant will acquire one hundred percent (100%) ownership interest in Nacio in exchange for 30,000,000 shares of the Registrant's common stock.

Item 7.      Financial Statement and Exhibits

     (c)     Exhibits

     2.1 Escrow Agreement and Irrevocable Proxy effective June 24, 2002. by and between the Registrant and Nacio (the "Agreement"). Exhibits and schedules to the Agreement are not filed herewith and will be filed upon the request of the Commission.

      99     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   July 30, 2002     ESYNCH CORPORATION


                By:  /s/ Thomas Hemingway
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                Thomas Hemingway
                Chief Executive Officer and Director

                By:  /s/ Mark Utzinger
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                Mark Utzinger
                Vice President Finance


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